Exhibit 10.18
FIRST AMENDMENT

TO

INVESTMENT AGREEMENT
     This FIRST AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”), dated as of May 29, 2008, is by and among Guaranty Financial Group Inc., a Delaware corporation (the “Company”), TRT Financial Holdings, LLC, a Delaware limited liability company (the “Investor”), and certain affiliates of the Investor (the “Investor Affiliates”).
W I T N E S S E T H:
     WHEREAS, the Company and the Investor entered into the Investment Agreement, dated as of May 26, 2008 (the “Agreement”), which requires the Company to sell to the Investor and the Investor to purchase from the Company, (i) 7,423,333 shares of its common stock, par value $1.00 per share (the “Common Stock”), and (ii) a number of shares of Convertible Preferred Stock equal to the Preferred Purchase Number, all on the terms and subject to the conditions set forth therein; and
     WHEREAS, the Investor Affiliates wish to acknowledge that, by virtue of their ownership in the Investor, each of them shall be bound to the extent applicable by the terms and conditions of the Agreement, as amended hereby; and
     WHEREAS, the Company, the Investor and the Investor Affiliates have determined it to be necessary and appropriate to make certain technical amendments to the Agreement.
     NOW THEREFORE, consideration of the foregoing recitals, which are a part of this First Amendment, the Agreement is hereby amended, in part, as follows:
     1.   Section 1 is amended by adding the following definition immediately subsequent to the definition of “Investor:”
          “Investor Affiliates” shall mean the holders of non-voting membership interests in the Investors who execute this Amendment.
     2.   Section 2(b) is amended by deleting the word “earlier” and replacing it with the word “other.”
     3.   Section 9(e)(i) is amended by inserting the parenthetical “(other than, for purposes of this Section 9(e), the OTS)” immediately following the term “Governmental Entity.”
     4.   Terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

THE COMPANY: Guaranty Financial Group Inc.
By:	/s/ Ronald A. Murff

Name:	Ronald A. Murff

Title:	Sr. EVP, Chief Financial Officer

THE INVESTOR: TRT Financial Holdings, LLC
By:	/s/ Robert B. Rowling

Name:	Robert B. Rowling

Title:	Manager

THE INVESTOR AFFILIATES: Robert B. Rowling 2005 Grantor Retained Annuity Trust

By:	/s/ Robert B. Rowling
Name:	Robert B. Rowling
Title:	Trustee

Terry H. Rowling 2005 Grantor Retained Annuity Trust
By:	/s/ Robert B. Rowling
Name:	Robert B. Rowling
Title:	Trustee

Robert B. Rowling, Jr. Consolidation Trust 2003
By:	/s/ Robert B. Rowling
Name:	Robert B. Rowling
Title:	Trustee

T. Blake Rowling Consolidation Trust 2003
By:	/s/ Robert B. Rowling
Name:	Robert B. Rowling
Title:	Trustee

/s/ Robert B. Rowling
Name:	Robert B. Rowling

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